Exhibit 99.1

GlobeTrac Inc.
#610 – 1100 Melville Street
Vancouver, B.C.
V6E 4A6

[Date]
_________________
_________________
_________________

Re: Restructure of Debt with [name of creditor]

Globetrac Inc. (the “Company”) received your signed letter dated _________________ to restructure your debt with the Company.  The Company is currently reviewing the terms of the letter.

If the Company agrees to the terms of the letter, [name of creditor] will forgive all interest on its loan and the Company will convert $_____________ into restricted stock of the Company at 0.025 USD per share.

If the Company accepts the terms of the letter, [name of creditor] will receive ____________ shares of the restricted stock of Globetrac Inc. When the share certificates are issued, [name of creditor] agrees that all outstanding amounts are considered paid in full and the Company will have no further obligation or liability with respect to the previously referenced debt.

Please sign below if this is acceptable

Very truly yours,

GlobeTrac Inc.

By: _____________________

Its: _____________________

The terms of this letter are acknowledged and confirmed as acceptable.

____________________________
Authorized Signatory